UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

LendingTree, Inc. (NASDAQ: TREE) today announced that funds managed by Apollo affiliates ("Apollo Funds") have agreed to commit up to $175 million of financing for LendingTree in the form of a first lien term loan facility (the "facility").  LendingTree intends to draw $125 million of the facility upon funding while the remainder will be available as a delayed draw during the following 12 months.  The funds will be used for general corporate purposes, which may include repayment of existing debt.

The facility is pre-payable at par, after 12 months of call protection (during which prepayment would be at 101% of par), or with respect to prepayments made with respect to a change of control, at 101% of par, and carries a seven-year term.  Interest will be charged at SOFR +575 basis points, with the opportunity for a one-time 25 basis point step-down at a gross first lien leverage ratio less than or equal to 3.75x after six fiscal quarters from the date of closing.

The facility includes customary events of default, that include among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of certain covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control, and certain material ERISA events.  The occurrence of a default could result in the acceleration of the obligations under the facility.

As security for its obligations under the facility, LendingTree granted Apollo Funds a security interest on substantially all of LendingTree’s assets and the assets of its material subsidiaries, subject to certain exceptions.

The foregoing summary and description of provisions of the facility does not purport to be complete and is qualified entirely by reference to the full text of the facility, a copy of which will be filed as an exhibit to our Quarterly Report 10-Q for the three months ended March 31, 2024.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2024

LENDINGTREE, INC.

By:	/s/ Trent Ziegler
Trent Ziegler
Chief Financial Officer

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